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                                                                   EXHIBIT 10.7

                          LEASE MODIFICATION AGREEMENT

        THIS LEASE MODIFICATION AGREEMENT (this "Agreement") is made as of the 2 day of September 1999, by and between 162 Associates LLC ("Landlord"), having an office at c/o Helmsley-Spear, Inc., 60 East 42nd Street, New York, New York 10165, and Fort Point Partners, Inc, ("Tenant"), having an office at 162 Fifth Avenue, New York, New York 10010.

                                   WITNESSETH

        WHEREAS, Landlord and Tenant previously entered into a certain Agreement of Lease dated as of April 26, 1999 demising to Tenant certain premises known as the entire eighth floor in the building (the "Building") known as 162 Fifth Avenue, New York, New York; and

        WHEREAS, Landlord and Tenant modified the Lease pursuant to a Lease Modification Agreement dated May 14, 1999 (the Lease, as modified by such Lease Modification Agreement, is hereinafter referred to as the "Lease"); and

        WHEREAS, Landlord and Tenant desire to modify the Lease to incorporate certain additional provisions therein.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows.

        1. Lease Modification

The Lease is hereby modified as follows:

                (a) Article 45(a) of the Lease is hereby modified to incorporate the following at the end thereof

                        Notwithstanding anything to the contrary contained herein, to the extent that Tenant is required to make any payments pursuant to this paragraph (a) then, to the extent any such changes have a useful life which is reasonably estimated by Landlord to extend beyond the expiration date of this Lease, Tenant shall only be required to pay for that portion of the cost of such change equal to the product of (1) the total cost of such change and (2) a fraction, the numerator of which shall be the number of months remaining in the term of this Lease, and the denominator of which shall be the total number of months in the term of this Lease.

                (b) The following paragraph 9 is hereby added to Article 50:

                        Notwithstanding anything to the contrary contained herein, a public offering of shares of Tenant's stock shall not constitute an assignment of this Lease. Additionally, the transfer of shares of Tenant for purposes of this Article shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of




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        the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

                (c) Tenant affirmatively acknowledges that Landlord's work as set forth in Article 80(c) of the Lease has been completed as of August 1, 1999.

        2. NO OTHER BROKERS

                Tenant represents that the terms of this Agreement were brought about solely by Helmsley-Spear, Inc. (the "Broker") and that Tenant has dealt with no other real estate brokers or other persons acting as such in connection herewith other than the Broker. Landlord shall pay the Broker a commission pursuant to a separate agreement. Tenant shall pay the commission of any broker with whom Tenant may have dealt (other than the Broker) and Tenant agrees that should any claim be made against Landlord for commissions by any other broker on account of any acts or dealings of Tenant or Tenant's representatives, Tenant will indemnify and hold Landlord harmless from and against any and all liabilities and expenses in connection therewith, including (without limitation) reasonable legal fees and disbursements. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease as modified hereby.

        3. MULTIPLE COUNTERPARTS

                This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument.

        4. HEADINGS

                The captions of the individual paragraphs are for convenience of reference only and shall not affect the construction to be given any provision hereof.

        5. SUPERSEDING EFFECT

                In the event that any of the terms or provisions of this Agreement are inconsistent with any of the terms or provisions of the Lease as originally executed, the terms and provisions of this Agreement shall govern and supersede the terms and provisions of the Lease as originally executed.

        6. CONFIRMATION OF LEASE

                Except as otherwise set forth herein, the Lease is ratified and confirmed in all respects.

        7. NON-BINDING EFFECT

                This Agreement shall not be binding upon or inure to the benefit of either party unless and until it is duly executed and delivered by both parties.



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        IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed and delivered as of the date first above written.

                                            162 Associates LLC
                                            By:   Helmsley-Spear, Inc., as Agent
                                            Name: [SIGNATURE ILLEGIBLE]
                                            Title: S.V.P.



                                            Fort Point Partners, Inc.

                                            By:  /s/ MATTHEW ROCHE
                                            Name: Matthew Roche
                                            Title: President



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